EXHIBIT 10.107

           TANGSHAN PANDA HEAT AND POWER CO., LTD. AND
          TANGSHAN PAN-WESTERN HEAT AND POWER CO., LTD.


                                   Tang-pan-dian-zi (1995) #1


                Application Regarding Power Price

Tangshan Municipal Price Bureau:

Tangshan Panda Heat and Power Co., Ltd. And Tangshan Pan-Western Heat and Power Co., Ltd. Are Joint Ventures between Luannan Heat and Power Plant, Luanhua Group Co. and Pan-Western Energy Corp., LCC (hereinafter "Joint Ventures"). The Joint Ventures have registered with Tangshan Office of the State Administration for Industry and Commerce in September 1995 and plan to build power plants with 2 X 50 MW capacity. According to the Joint Venture Contracts, in addition to the registered capital contributions from the Joint Venture partners, the Projects will be financed via foreign partner by international project financing. To evaluate the financial situation for the Projects, the lenders need a commitment from the Municipal Price Bureau on a reasonable Planned Wholesale Price for electricity. Through calculation, the Projects' reasonable Planned Wholesale Power Price should be [***] REDACTED LANGUAGE, AS WELL AS EXHBITS 1, 2 AND 6 HERETO,
       FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. (Pages 1 and 5 hereof.)


This power price is only for project financial evaluation. Based on actual situation, the Joint Ventures will apply for actual Initial Wholesale Power Price upon operation based on the calculation procedures approved by the Price Bureau as per the Exhibits attached hereto. Periodically, the Joint Ventures shall be able to adjust the Wholesale Price in accordance with changed conditions based on the calculation procedures in the Exhibits attached hereto.

                                   October 17, 1995


(Corporate Seal of                 (Corporate Seal of
Tangshan Pan-Western                Tangshan Panda
Heat and Power Co., Ltd.)           Heat and Power Co., Ltd.)

                                                  Exhibit 3

              Adjustment of Planned Wholesale Price
                   To Initial Wholesale Price

Thirty (30) days prior to Commercial Operation Date as defined in the "General Interconnection Agreement" described below, Tangshan Panda Heat and Power Co., Ltd. and Tangshan Pan-Western Heat and Power Co., Ltd. and the Tangshan Municipal Price Bureau will adjust the Planned Wholesale Price to the Initial Wholesale Price in accordance with the following procedure. The Tangshan Municipal Price Bureau will approve the Initial Wholesale Price as so adjusted, which Initial Wholesale Price shall be the initial "Price for Electric Energy Delivered" under the General Interconnection Agreement dated September 22, 1995 between North China Power Group Company and the Joint Ventures and the Sub Agreements described therein, and shall be adjusted as described herein. Such approval will be made prior to the Commercial Operation Date.

A.   Total Investment Cost
1. The budgeted costs from the Total Investment Budget attached hereto as Exhibit 1 will be adjusted up or down based on actual costs to determine the Total Investment Cost.
2. The actual costs will be supported by actual Financial Closing Statements or Invoice Statements or other such support documents.
3. If actual costs are incurred in US$, the actual cost will be adjusted to Yuan based on the Yuan / US$ Exchange at that time of the expenditure.
4.   The  sum  of  the  adjusted  costs  will  become  the  Total
     Investment Cost.

B.   Initial Wholesale Price
1. The components of the Planned Wholesale Price (in 1995 Yuan) will be adjusted up or down to determine the Initial Wholesale Price.
2. Each component will be multiplied by an Adjustment Factor (shown on "Planned Wholesale Price" Exhibit 2 and defined on the "Adjustment Factors Definitions" Exhibit 5) from the 1995 Yuan/kWh Price to a price for the year in which Commercial Operation Date occurs (Initial Year).
3. The total of the adjusted components for the Initial Year will become incorporated into the Initial Wholesale Price.


                                                  Exhibit 4

              Adjustment to Initial Wholesale Price
  After Commercial Operations Date to Adjusted Wholesale Price


After the Commercial Operation Date, the Joint Ventures may request an adjustment to the Initial Wholesale Price. This adjusted price is referred to as the "Adjusted Wholesale Price", which shall also be the "Price for Electric Energy Delivered" under the General Interconnection Agreement and the Sub Agreements described therein. The Joint Ventures shall have the right to request a determination of a new Adjusted Wholesale Price whenever the Joint Ventures determine that changes in the components of the Wholesale Price require a new determination. The adjustment will be in accordance with the following procedure. The Price Bureau will approve the Adjusted Wholesale Price as so determined. Such approval will be made in a timely manner.

1. Each component of the Initial Wholesale Price will be adjusted by the Adjustment Factors (shown on Exhibit 2 labeled "Planned Wholesale Price" and defined in Exhibit 5 labeled "Adjustment Factors Definitions") to the year in which the Adjusted Wholesale Price is in effect ("Adjustment Year").

2. The total of the adjusted components for the Adjustment Year will become incorporated into the new Adjusted Wholesale Price.

                                                  Exhibit 5


                The Adjustment Factor Definitions

A    = Coal Factor
     = Initial Year or Adjustment Year Coal Price (Yuan/metric ton) 135 Yuan/metric ton for 1995 Coal Price

B    = Chinese Price Index
     =  Change  in Overall Chinese Price Index between  1995  and
     Initial  Year or Adjustment Year as published by  the  State
     Statistics Bureau.

C    = US$ Exchange/Inflation Adjustment
     =  Initial  Year or Adjustment Year Yuan/US$  Exchange  Rate
     8.5  Yuan/US$ x US Inflation Increase according  to  the  US
     Consumer Price Index (CPI) between 1995 and Initial Year  or
     Adjustment Year

D    = US$ Exchange Adjustment
     = Initial Year or Adjustment Year Yuan/US$ Exchange Rate 8.5
     Yuan/US$

E    = Actual Tax Adjustment
     = Adjustment for actual taxes to be incurred during year

F    = Total Investment Cost Adjustment
     = Total Investment Cost  Total Investment Budget

G    = Profit Deferral/Recovery Adjustment
     = Adjustment for the deferral or recovery of the deferred profit based on the percentage of registered capital shown in the Profit Deferral/Recovery Table under the heading
     "Profit Deferral/Recovery" for the appropriate year.

H    = Interest on Profit Deferral Adjustment
     =  18%  x [the % of Registered Capital amount shown  in  the
     Profit    Deferral/Recovery   Table   under   the    heading
     "Outstanding Average Profit Deferral" for the appropriate year] x Registered Capital


T A N G S H A N   M U N I C I P A L  P R I C E   B U R E A U


                         Tangshan-jia-zhong-han-zi [1995] #16


Tangshan Panda Heat and Power Co., Ltd., and
Tangshan Pan-Western Heat and Power Co., Ltd.:

The application Tang-pan-dian-zi (1995) #1 dated October 17, 1995 from your Companies has been duly received. After study of the said document, we approve the following points:

1.   Agreed  to  use
     [***] REDACTED LANGUAGE, AS WELL AS EXHIBITS 1, 2 AND 6 HERETO, FILED SEPARATELY WITH THE COMMISSION PURSUANT TO
     A REQUEST FOR CONFIDENTIAL TREATMENT. (Pages 1 and 5 hereof.) as your Planned Wholesale Power Price which is only for project financial evaluation.

2. Thirty days before the Commercial Operation Date, based on the method suggested in your application for the Planned Wholesale Power Price and in accordance with the shui-cai-zi 87
     (101) Document issued by the Ministry of Water Conservancy and Electric Power, or its replacement governmental document, the Initial Wholesale Power Price will be submitted to our Bureau for approval.

3.   Future  Wholesale  Power  Price  Adjustment  calculated   in
     similar method as stated in paragraph 2 hereof shall be submitted to our Bureau for approval.



                              Tangshan Municipal Price Bureau

                              (Official Seal)

                              October 18, 1995

T A N G S H A N   M U N I C I P A L  P R I C E   B U R E A U


                         Tangshan-jia-zhong-han-zi [1995] #25


Tangshan Panda Heat and Power Co., Ltd.:
Tangshan Pan-Western Heat and Power Co., Ltd.:

      We have discussed the adjustment method for your Wholesale Power Price in our Tang-jia-zhong-han-zi [1995] #16 Document. If there is any changes regarding your delivered coal price, adjustment of the Wholesale Power Price will be considered in the next price adjustment.


                              Tangshan Municipal Price Bureau

                              (Seal)

                              May 8, 1996